77Q1(a)-Material amendment to the registrant's charter

77I-Terms of new or amended securities

Articles Supplementary to Articles of Incorporation of Lord Abbett Series Fund, Inc were filed on March 10, 2005. The articles established a new series of the registrant designated "Lord Abbett Large-Cap Core Portfolio" with the following class of shares: Class VC shares.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          LORD ABBETT SERIES FUND, INC.

                  LORD ABBETT SERIES FUND, INC. (hereinafter called the "Corporation"), a Maryland corporation, having its principal office c/o The Prentice-Hall Corporation System, 11 East Chase Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

         FIRST: The Corporation presently has authority to issue 1,000,000,000 shares of capital stock, of the par value of $.001 each (the "Shares"), having an aggregate par value of $1,000,000. As provided in the Articles of Incorporation of the Corporation, as amended (hereinafter called the "Articles"), the term "Class," as used in these Articles Supplementary, shall mean a separate and distinct class of Shares provided for in the Articles or from time to time created by the Board of Directors of the Corporation pursuant to Articles Supplementary, and the term "Series," as used in these Articles Supplementary, shall mean a series of Shares to which any two or more Classes are allocated by the Board of Directors. The Shares presently constitute eight Classes, with two of the Classes allocated to one Series. The existing Classes are designated as Mid-Cap Value Portfolio, consisting of 50,000,000 Shares; Bond-Debenture Portfolio, consisting of 50,000,000 Shares; International Portfolio, consisting of 50,000,000 Shares; All Value Portfolio, consisting of 50,000,000 Shares; America's Value Portfolio, consisting of 50,000,000 Shares; Growth Opportunities Portfolio, consisting of 50,000,000 Shares; Variable Contract Class, consisting of 50,000,000 Shares; and Pension Class, consisting of 50,000,000 Shares. The existing Series has been designated Growth and Income Portfolio, to which Variable Contract Class and Pension Class have been allocated.

         SECOND: All Shares of a Class or of a Series shall represent the same interest in the Corporation and have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as the other Shares of that Class or Series, except to the extent that the Board of Directors provides for differing preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of Shares of such Classes or such Series as determined pursuant to the Articles, or as otherwise determined pursuant to these Articles Supplementary or additional Articles Supplementary filed for record with the State Department of Assessments and Taxation of Maryland, or by the Board of Directors in accordance with law.

         THIRD: Pursuant to the power and authority of the Board of Directors to classify and reclassify unissued Shares from time to time, the Board of Directors hereby further classifies the capital stock of the Corporation by classifying from previously authorized but unclassified and unissued Shares: (i) 50,000,000 Shares as a new Class designated Large-Cap Core Portfolio; (ii) 150,000,000 Shares as shares of the existing Class designated Variable Contract Class; and (iii) 150,000,000 Shares as shares of the existing Class designated Mid-Cap Value Portfolio.

         FOURTH: Subject to the power and authority of the Board of Directors to classify and reclassify unissued shares, all Shares hereby classified as specified in Article Third above shall be invested in the same investment portfolio of the Corporation as the other Shares of their respective Classes and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally and to the provisions of these Articles Supplementary.

         FIFTH: Following the classification of authorized but unissued shares as specified in Article Third above, the Corporation has authority to issue 1,000,000,000 shares of capital stock, of the par value of $.001 each, having an aggregate par value of $1,000,000. The Shares constitute nine Classes, with two of the Classes allocated to one Series. The Classes are designated as Mid-Cap Value Portfolio, consisting of 200,000,000 Shares; Bond-Debenture Portfolio, consisting of 50,000,000 Shares; International Portfolio, consisting of 50,000,000

Shares; All Value Portfolio, consisting of 50,000,000 Shares; America's Value Portfolio, consisting of 50,000,000 Shares; Growth Opportunities Portfolio, consisting of 50,000,000 Shares; Large-Cap Core Portfolio, consisting of 50,000,000 Shares; Variable Contract Class, consisting of 200,000,000 Shares; and Pension Class; consisting of 50,000,000 Shares. The existing Series has been designated Growth and Income Portfolio, to which Variable Contract Class and Pension Class have been allocated.

           SIXTH: The shares of stock of the Corporation hereby classified or reclassified as specified in Article Third above have been duly classified by the Board of Directors under the authority contained in the Articles.

           SEVENTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.






                             * * * * * * * * * * * *

           IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Vice President and Assistant Secretary on March 10, 2005.

                                  LORD ABBETT SERIES FUND, INC.


                                  By /s/ Paul A. Hilstad
                                  ----------------------------------------------
                                         Paul A. Hilstad
                                         Vice President and Secretary

WITNESS:


/s/ Christina T. Simmons
Christina T. Simmons,
Vice President and Assistant Secretary

                  THE UNDERSIGNED, President of LORD ABBETT SERIES FUND, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

                                /s/ Paul A. Hilstad
                                -------------------
                                    Paul A. Hilstad
                                    Vice President and Secretary

77Q1(e)  Amended Investment Advisory Contracts
1. An Addendum to the Management Agreement for the Lord Abbett Series Fund, Inc- Lord Abbett Large-Cap Core Portfolio is hereby incorporated by reference to Post-Effective Amendment no.26 to the registrant's registration statement filed on April 13, 2005.
2.       Expense Reimbursement Agreements attached


                         EXPENSE REIMBURSEMENT AGREEMENT


         This Expense Reimbursement Agreement (this "Agreement") is made and entered into this 1st day of January 2005 between Lord, Abbett & Co. LLC ("Lord Abbett") and Lord Abbett Series Fund, Inc. (the "Series Fund") with respect to the All Value Portfolio, America's Value Portfolio, Bond-Debenture Portfolio, Growth Opportunities Portfolio, and International Portfolio (each a "Portfolio" and collectively the "Portfolios")

         In consideration of good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:


         1. Lord Abbett agrees to bear directly and/or reimburse the Portfolios for expenses other than investment management fees and any extraordinary expenses (the "Other Expenses"), if and to the extent that Other Expenses exceed or would otherwise exceed an annual rate of forty basis points (0.40%) of net assets in each such Portfolio for the time period set forth below.

         2. Lord Abbett's commitment described in paragraphs 1 will be effective from January 1, 2005 through December 31, 2005.


         IN WITNESS WHEREOF, Lord Abbett and the Series Fund have caused this Agreement to be executed by a duly authorized member and officer, respectively, on the day and year first above written.


                        LORD ABBETT SERIES FUND, INC.



                        By:    /s/Christina T. Simmons
                               -----------------------
                                 Christina T. Simmons
                                 Vice President and Assistant Secretary


                        LORD, ABBETT & CO. LLC

                        By:  /s/ Paul A. Hilstad
                             -------------------
                                 Paul A. Hilstad
                                 Member and General Counsel


                         EXPENSE REIMBURSEMENT AGREEMENT


         This Expense Reimbursement Agreement (this "Agreement") is made and entered into this 29th day of April 2005 between Lord, Abbett & Co. LLC ("Lord Abbett") and Lord Abbett Series Fund, Inc. (the "Series Fund") with respect to the Large-Cap Core Portfolio (the "Portfolio")

         In consideration of good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

         3. Lord Abbett agrees to bear directly and/or reimburse the Portfolio for expenses other than investment management fees and any extraordinary expenses (the "Other Expenses"), if and to the extent that Other Expenses exceed or would otherwise exceed an annual rate of forty basis points (0.40%) of net assets in the Portfolio for the time period set forth below.

         4. Lord Abbett's commitment described in paragraphs 1 will be effective from April 29, 2005 through April 30, 2006.


         IN WITNESS WHEREOF, Lord Abbett and the Series Fund have caused this Agreement to be executed by a duly authorized member and officer, respectively, on the day and year first above written.


                        LORD ABBETT SERIES FUND, INC.



                        By: /s/ Christina T. Simmons
                            ------------------------
                                Christina T. Simmons
                                Vice President and Assistant Secretary


                        LORD, ABBETT & CO. LLC



                        By: /s/ Paul A. Hilstad
                                Paul A. Hilstad
                                Member and General Counsel

77Q1(g)
On January 28, 2005 the Board of Directors approved an Agreement and Plan of Reorganization (the "Plan") providing for the acquisition by the Bond-Debenture Portfolio, Growth and Income Portfolio, and Mid-Cap Value Portfolio of Lord Abbett Series Fund, Inc. (each, a "Series Portfolio") of all the assets and the assumption of all of the liabilities of the Phoenix-Lord Abbett Bond-Debenture Series, Phoenix-Lord Abbett Large-Cap Value Series and Phoenix-Lord Abbett Mid-Cap Value Series of the Phoenix Edge Series Fund (each, a "Phoenix Portfolio"), respectively in exchange for an equal aggregate value of each class of shares of the respective Series Portfolios and the subsequent termination of Phoenix Portfolios. On March 11, 2005 shareholders of the Lord Abbett Phoenix Series Fund also approved the Plan. On April 29, 2005 the assets of each Phoenix Portfolio were transferred to the respective Series Portfolio.